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                                                                     EXHIBIT 2.3

                        [FORM OF LOCK-UP FOR ALL PERSONS
                       RECEIVING COMMON STOCK, PREFERRED
                     STOCK, OPTIONS AND WARRANTS OF ANSAN,
                        EXCEPT AUGUST THROUGH NOVEMBER,
                       1996 PRIVATE PLACEMENT INVESTORS]



__________ __, 1997

Ansan Pharmaceuticals, Inc.
400 Oyster Point Boulevard
South San Francisco, California  94080

Ladies and Gentlemen:

     This letter agreement is in connection with the Agreement and Plan of Reorganization and Merger dated as of July __, 1997 (the "Merger Agreement") by and among Ansan Pharmaceuticals, Inc., a Delaware corporation (the "Company") and Discovery Laboratories, Inc., a Delaware corporation pursuant to which, subject to the terms and conditions of the Merger Agreement, the undersigned may receive securities of the Company (the "Merger Securities").

     In consideration of the foregoing and in order to induce you to consummate the merger of Discovery with and into Ansan pursuant to the Merger Agreement (the "Merger"), the undersigned hereby irrevocably agrees that it will not on or before the first anniversary of the Effective Date of the Merger (as the term "Effective Date" is defined in the Merger Agreement), directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of the Company's Common Stock, or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire the Company's Common Stock, in each case which are attributable to the Merger Securities, without the prior written consent of the Company.

     Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock, in each case which are attributable to the Merger Securities, either during his or her lifetime or on death by will or intestacy to his
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Ansan Pharmaceuticals, Inc.
_______ __, 1997
Page 2


or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute
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an agreement, satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean lineal descendant, father, mother, brother or sister of the transferor.

     The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Company's Common Stock or other securities of the Company received by the undersigned pursuant to the Merger Agreement except in compliance with this agreement and further agrees that any stock certificates of the Company, and any other document evidencing ownership of securities of the Company, issued to the undersigned pursuant to the Merger Agreement shall bear restrictive legends prohibiting transfers except in accordance with the terms of this letter.

     This agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements entered into and performed by Delaware residents and entirely to be performed within Delaware.

                              Very truly yours,



Dated: _______________        ___________________________________
                              Signature

                              ___________________________________
                              Printed Name and Title